THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (hereinafter referred to as the “Agreement”), is entered into as of this 27th day of June, 2007, by and among, AAMPRO GROUP, INC., a publicly owned Nevada corporation (“AAMPRO”), VITAL SOLUTIONS, LLC, a New Jersey limited liability company (“Vital Solutions”), and the holders of Vital Solutions membership interests on the signature page hereof (the “Vital Solutions Holders”). (AAMPRO, Vital Solutions and the Vital Solutions Holders are sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party.”)

W I T N E S S E T H

WHEREAS, AAMPRO is a publicly-owned Nevada corporation with a class of common stock, par value $.001 per share (the “AAMPRO Common Stock”), registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which trades on the “Over-the-Counter-Bulletin-Board” under the symbol “APGO”.

WHEREAS, the Vital Solutions Holders own all of the issued and outstanding membership interests of Vital Solutions (the “Vital Solutions Interests”).

WHEREAS, the Parties desire that AAMPRO acquire all of the Vital Solutions Interests from the Vital Solutions Holders solely in exchange for an aggregate of 80,000,000 newly issued shares of common stock (the “Exchange Shares”) pursuant to the terms and conditions set forth in this Agreement.

WHEREAS, immediately upon consummation of the Closing (as hereinafter defined), the Exchange Shares will be issued to the Vital Solutions Holders on a pro rata basis, in proportion to the ratio that the number of shares of Vital Solutions Interests held by such Vital Solutions Holder bears to the Vital Solutions Interests held by all the Vital Solutions Holders as of the date of the Closing.

WHEREAS, following the Closing, Vital Solutions will become a wholly-owned subsidiary of AAMPRO and the Exchange Shares will represent approximately eighty percent (80%) of the total outstanding shares of Common Stock of AAMPRO.

WHEREAS, the Parties intend that the transaction contemplated herein (the “Transaction”) qualify as a reorganization and tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, on the stated premises and for and in consideration of the foregoing recitals which are hereby incorporated by reference, the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
PLAN OF EXCHANGE

1.1           The Exchange.  At the Closing (as hereinafter defined), the Vital Solutions Interests issued and outstanding immediately prior to the Closing Date shall be exchanged for the eighty  (80) share(s) of AAMPRO Common Stock.  The aggregate number of shares of the Exchange Shares exchanged for the Vital Solutions Interests pursuant to this Agreement shall be 80,000,000.  From and after the Closing Date, the Vital Solutions Holders shall no longer own any Vital Solutions Interests, and the certificates formerly representing Vital Solutions Interests shall represent the pro rata portion of the Exchange Shares issuable in exchange therefor pursuant to this Agreement.  Any fractional shares that would result from such exchange will be rounded up to the next highest whole.

1.2           Closing. The closing (“Closing”) of the transactions contemplated by this Agreement and the deliveries completed herein shall occur immediately following the satisfaction or waiver of the closing conditions set forth in Articles V and VI.

1.3           Closing Events.  At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, officers’ certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, and the documents and certificates provided in Sections 5.2, 5.4, 6.2, 6.4 and 6.5, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.  If agreed to by the parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by efax, fax, email and/or express courier.  At the Closing, the Exchange Shares shall be issued in the names and denominations provided by Vital Solutions.

1.4           Standstill.

(a)
Until the earlier of the Closing or September 1, 2007 (the “No Shop Period”), neither Vital Solutions nor the Vital Solutions Holders will (i) solicit or encourage any offer or enter into any agreement or other understanding, whether written or oral, for the sale, transfer or other disposition of any capital stock or assets of Vital Solutions to or with any other entity or person, except as contemplated by the Transaction, other than sales of goods and services by Vital Solutions in the ordinary course of its business; (ii) entertain or pursue any unsolicited communication, offer or proposal for any such sale, transfer or other disposition; or (iii) furnish to any person or entity (other than AAMPRO, and its authorized agents and representatives) any nonpublic information concerning Vital Solutions or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate a possible acquisition of any capital stock or assets of Vital Solutions.  If either Vital Solutions or any of the Vital Solutions Holders shall receive any unsolicited communication or offer, Vital Solutions or the Vital Solutions Holders, as applicable, shall immediately notify AAMPRO of the receipt of such communication or offer.

(b)
During the No-Shop Period, except for any such action AAMPRO determines, in its sole discretion, is required in accordance with its fiduciary duties, AAMPRO will not (i) solicit or encourage any offer or enter into any agreement or other understanding, whether written or oral, for the sale, transfer or other disposition of any capital stock or assets of AAMPRO to or with any other entity or person, except as contemplated herein, other than sales of goods and services by AAMPRO in the ordinary course of its business; (ii) entertain or pursue any unsolicited communication, offer or proposal for any such sale, transfer or other disposition; or (iii) furnish to any person or entity (other than Vital Solutions, and its authorized agents and representatives) any nonpublic information concerning AAMPRO or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate a possible acquisition of any capital stock or assets of AAMPRO. If either AAMPRO or any of AAMPRO’ stockholders shall receive any unsolicited communication or offer, AAMPRO or such AAMPRO stockholder, as applicable, shall immediately notify Vital Solutions of the receipt of such communication or offer.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF VITAL SOLUTIONS

As an inducement to, and to obtain the reliance of AAMPRO, Vital Solutions represents and warrants as follows:

2.1           Organization.  Vital Solutions is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of New Jersey.  Vital Solutions has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Vital Solutions’s organizational documents.  Vital Solutions has taken all action required by laws, its articles of incorporation, certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. Vital Solutions has full power, authority, and legal right and has taken or will take all action required by law, its Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.

2.2           Capitalization.  The Vital Solutions Interests are legally issued, fully paid, and non-assessable and were not issued in violation of the pre-emptive or other rights of any person.  Vital Solutions has no outstanding options, warrants, or other convertible securities.

2.3           Financial Statements.

(a)	Vital Solutions has filed all local income tax returns required to be filed by it from its inception to the date hereof. All such returns are complete and accurate in all material respects.

(b)
Vital Solutions has no liabilities with respect to the payment of federal, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which Vital Solutions  may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(c)
No deficiency for any taxes has been proposed, asserted or assessed against Vital Solutions.  There has been no tax audit, nor has there been any notice to Vital Solutions by any taxing authority regarding any such tax audit, or, to the knowledge of Vital Solutions, is any such tax audit threatened with regard to any taxes or Vital Solutions tax returns.  Vital Solutions does not expect the assessment of any additional taxes of Vital Solutions for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of Vital Solutions.

(d)	The books and records, financial and otherwise, of Vital Solutions are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

2.4           Information.  The information concerning Vital Solutions set forth in this Agreement and the Vital Solutions Schedules (as that term is defined herein) is and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the date hereof and as of the Closing Date.

2.5           Common Stock Equivalents.  There are no existing options, warrants, calls, and commitments of any character or other common stock equivalents relating to the authorized and unissued Vital Solutions Interests.

2.6           Absence of Certain Changes or Events.  Except as set forth in this Agreement or the Vital Solutions Schedules (as that term is defined herein), as of the date of this Agreement and as of the Closing Date:

(a)
except in the normal course of business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Vital Solutions; or (ii) any damage, destruction, or loss to Vital Solutions (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Vital Solutions;

(b)
Vital Solutions has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the ordinary course of business, and except for capital raised by issuance of debt or equity in a private placement or other capital raising transaction deemed advisable by Vital Solutions; (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the most recent Vital Solutions consolidated balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the ordinary course of business if such amendment or termination is material, considering the business of Vital Solutions; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

2.7           Litigation and Proceedings.  There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Vital Solutions, threatened by or against Vital Solutions, or affecting Vital Solutions, or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

2.8           No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Vital Solutions is a party or to which any of its properties or operations are subject.

2.9           Contracts.  Vital Solutions has provided, or will provide AAMPRO, copies of all material contracts, agreements, franchises, license agreements, or other commitments to which Vital Solutions is a party or by which it or any of its assets, products, technology, or properties are bound.

2.10           Compliance With Laws and Regulations.  Vital Solutions has complied with all applicable statutes and regulations of any federal, county, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Vital Solutions.

2.11           Approval of Agreement.  The board of directors of Vital Solutions (the “Vital Solutions Board”) and the Vital Solutions Holders have authorized the execution and delivery of this Agreement by Vital Solutions and have approved the transactions contemplated hereby.

2.12           Vital Solutions Schedules.  Vital Solutions will deliver, as soon as practicable, the following schedules, which are collectively referred to as the “Vital Solutions Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Vital Solutions as complete, true and correct:

(a)	a schedule containing complete and correct copies of the organizational documents, as amended, of Vital Solutions in effect as of the date of this Agreement; and

(b)
a schedule as requested by AAMPRO, containing true and correct copies of all material contracts, agreements, or other instruments to which Vital Solutions is a party or by which it or its properties are bound, specifically including all contracts, agreements, or arrangements referred to in Section 2.9.

2.13           Title and Related Matters.  Vital Solutions has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Vital Solutions balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except:

(a)	statutory liens or claims not yet delinquent; and

(b)	as described in the Vital Solutions Schedules.

2.14           Governmental Authorizations.  Vital Solutions has all licenses, franchises, permits, and other government authorizations, if any, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Vital Solutions of this Agreement and the consummation by Vital Solutions of the transactions contemplated hereby.

2.15           Continuity of Business Enterprises.  Vital Solutions has no commitment or present intention to liquidate Vital Solutions or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

2.16           Ownership of Vital Solutions Shares.  The Vital Solutions Holders are the legal and beneficial owners of 100% of the Vital Solutions Interests, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and the Vital Solutions Holders have full right, power, and authority to transfer, assign, convey, and deliver their respective Vital Solutions Interests; and delivery of such common stock at the Closing will convey to AAMPRO good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances except for any such claims, charges, equities, liens, security interests, and encumbrances arising out of such shares being held by AAMPRO.

2.17           Brokers.  Vital Solutions has not entered into any contract with any person, firm or other entity that would obligate Vital Solutions or AAMPRO to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

2.18           Nominees.  The nominees of Vital Solutions to serve as AAMPRO’ directors and officers following the Closing (the "Nominees"), whose names and signatures appear on Schedule II hereto, represent that no event listed in Sub-paragraphs (1) through (4) of Subparagraph (d) of Item 401 of Regulation S-B has occurred with respect to any of the Nominees during the past five years which is material to an evaluation of the ability or integrity of such Nominee.

2.19           Subsidiaries and Predecessor Corporations.  Vital Solutions does not have any subsidiaries and does not own, beneficially or of record, any shares or other equity interests of any other corporation or entity.

ARTICLE III
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AAMPRO

As an inducement to, and to obtain the reliance of Vital Solutions and the Vital Solutions Holders, AAMPRO represents and warrants as follows:

3.1           Organization.  AAMPRO is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the AAMPRO Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation and Bylaws of AAMPRO, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of AAMPRO’s Articles of Incorporation or Bylaws. AAMPRO has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and AAMPRO has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws, or otherwise to consummate the transactions herein contemplated.

3.2           Capitalization.  AAMPRO’s authorized capitalization consists of 300,000,000 shares of Common Stock, of which no more than 180,000 shares will be issued and outstanding at the Closing; an aggregate of 80,000,000 shares of AAMPRO Stock shall be issued as of immediately following the Closing and the issuance of the Exchange Shares; and 10,000,000 shares of preferred stock, no par value per share, no shares of which will be issued and outstanding at Closing; pursuant to the terms of a court order (the “Court Order”) in the case captioned Sporn, et. al. v. Farkas, et. al, Docket No. L-19-05 Superior Court, New Jersey, AAMPRO is required to issue one or more certificates of Preferred Stock which shall be convertible into 20,000,000 shares of Common Stock which shall be deemed free-trading without registration pursuant to the terms of the Court Order. All presently issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.  The Exchange Shares will be legally issued, fully paid and non-assessable and shall not be issued in violation of the pre-emptive or other rights of any other person.

3.3           Financial Statements. Except as set forth in the AAMPRO Schedules or in the AAMPRO SEC Reports (as that term is defined herein):

(a)
AAMPRO has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which AAMPRO may be liable in its own right, or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(b)	AAMPRO has filed all federal, state, or local income tax returns required to be filed by it from inception.

(c)	The books and records, financial and otherwise, of AAMPRO are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

(d)
No deficiency for any taxes has been proposed, asserted or assessed against AAMPRO.  There has been no tax audit, nor has there been any notice to AAMPRO by any taxing authority regarding any such tax audit, or, to the knowledge of AAMPRO, is any such tax audit threatened with regard to any taxes or AAMPRO tax returns.  AAMPRO does not expect the assessment of any additional taxes of AAMPRO for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of AAMPRO.

(e)	AAMPRO has good and marketable title to its assets and, except as set forth in the AAMPRO Schedules, has no material contingent liabilities, direct or indirect, matured or unmatured.

3.4           SEC Filings.  The AAMPRO Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and, except as disclosed in the AAMPRO Schedules, AAMPRO has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (collectively, the “SEC Reports”). AAMPRO has delivered or made available to Vital Solutions, through the EDGAR system or otherwise, true and complete copies of the SEC Reports filed with the SEC. AAMPRO has not provided to Vital Solutions any information which, according to applicable law, rule or regulation, should have been disclosed publicly by AAMPRO but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of AAMPRO included in the SEC Reports comply as to form in all material respects with applicable accounting requirements under GAAP and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be  condensed or summary statements), and fairly present in all material respects the financial position of AAMPRO and its subsidiaries as of  the dates thereof and the results of operations and cash flows for the  periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments) .

3.5           Information.  The information concerning AAMPRO set forth in this Agreement, the AAMPRO Schedules and the SEC Reports are and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the date hereof and as of the Closing Date.

3.6           Common Stock Equivalents.  Pursuant to the provisions of the Court Order, options to purchase 35,400,360 shares of common stock will be transferred to four (4) of the AAMPRO’s subsidiaries without consideration.  At the Closing, there shall be no other existing options, warrants, calls, and commitments of any character or other common stock equivalents relating to authorized and unissued stock of AAMPRO.

3.7           Absence of Certain Changes or Events.  Except as described herein or in the AAMPRO Schedules, as of the date of this Agreement and as of the Closing Date:

(a)
There has not been (i) any material adverse change, financial or otherwise, in the business, operations, properties, assets, or condition of AAMPRO (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of AAMPRO;

(b)
AAMPRO has not (i) amended its Article of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of AAMPRO; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

(c)
AAMPRO has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent AAMPRO balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of AAMPRO; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement;

(d)	At the Closing, AAMPRO shall have no assets, liabilities or accounts payable of any kind or nature, actual or contingent, not disclosed in the SEC Reports; and

(e)
To the best knowledge of AAMPRO, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of AAMPRO.

3.8           Title and Related Matters.  AAMPRO has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the AAMPRO balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except:

(a)	statutory liens or claims not yet delinquent;

(b)
such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

(c)	as described in the AAMPRO Schedules.

3.9           Litigation and Proceedings.   Except as disclosed in the AAMPRO Schedules, there are no actions, suits, or proceedings pending or, to the knowledge of AAMPRO, threatened by or against or affecting AAMPRO, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

3.10           Contracts.  AAMPRO is not a party to any material contract, agreement, or other commitment, except as specifically disclosed in its schedules to this Agreement.

3.11           No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which AAMPRO is a party or to which it or any of its assets or operations are subject.

3.12           Governmental Authorizations.  AAMPRO is not required to have any licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided and as set forth in the AAMPRO Schedules, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by AAMPRO of this Agreement and the consummation by AAMPRO of the transactions contemplated hereby.

3.13           Compliance With Laws and Regulations.  To the best of its knowledge, AAMPRO has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of AAMPRO or except to the extent that noncompliance would not result in the incurrence of any material liability. This compliance includes, but is not limited to, to the extent such compliance is applicable, the filing of all reports to date with the U.S. Securities and Exchange Commission (the “SEC”) and state securities authorities.

3.14           Insurance.  AAMPRO carries sufficient casualty or liability insurance to properly insure its operations.

3.15           Approval of Agreement.  The board of directors of AAMPRO (the “AAMPRO Board”) and a majority of the AAMPRO Shareholders have authorized the execution and delivery of this Agreement by AAMPRO and have approved this Agreement and the transactions contemplated hereby.

3.16           Material Transactions of Affiliations.  Except as disclosed herein and in the AAMPRO Schedules, there exists no material contract, agreement, or arrangement between AAMPRO and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by AAMPRO to own beneficially, 10% or more of the issued and outstanding common stock of AAMPRO and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 10% stockholder of AAMPRO has, or has had during the last preceding full fiscal year, any known interest in any material transaction with AAMPRO which was material to the business of AAMPRO. AAMPRO has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

3.17           Employment Matters.  AAMPRO has good relations with its employees.

3.18           AAMPRO Schedules.  Prior to the Closing, AAMPRO shall have delivered to Vital Solutions the following schedules, which are collectively referred to as the “AAMPRO Schedules,” which are dated the date of this Agreement, all certified by an officer to be complete, true, and accurate:

(a)	a schedule containing complete and accurate copies of the Articles of Incorporation and By-laws, as amended, of AAMPRO as in effect as of the date of this Agreement;

(b)	a schedule containing a copy of the federal income tax returns of AAMPRO identified in Section 3.3(b); and

(c)	a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the AAMPRO Schedules.

3.19           Brokers.  AAMPRO has not entered into any contract with any person, firm or other entity that would obligate Vital Solutions or AAMPRO to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

3.20           Subsidiaries.  Except as set forth in the AAMPRO Schedules, AAMPRO does not have any subsidiaries and does not own, beneficially or of record, any shares or other equity interests of any other corporation or other entity.

ARTICLE IV
SPECIAL COVENANTS

4.1           Access to Properties and Records.  AAMPRO and Vital Solutions will each afford to the officers and authorized representatives of the other reasonable access to the properties, books, and records of AAMPRO or Vital Solutions in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of AAMPRO or Vital Solutions as the other shall from time to time reasonably request.

4.2           Delivery of Books and Records.  At the Closing, AAMPRO shall deliver to Vital Solutions, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of AAMPRO now in the possession or control of AAMPRO or its representatives and agents.

4.3           Actions Prior to Closing by both Parties.

(a)
From and after the date of this Agreement until the Closing Date and except as set forth in the AAMPRO or Vital Solutions Schedules or as permitted or contemplated by this Agreement, AAMPRO and Vital Solutions will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)
From and after the date of this Agreement until the Closing Date except as set forth in this Agreement, neither AAMPRO nor Vital Solutions will: (i) make any change in their organizational documents, charter documents or Bylaws; (ii) take any action described in Section 2.6 in the case of Vital Solutions, or in Section 3.7, in the case of AAMPRO (all except as permitted therein or as disclosed in the applicable party’s schedules); (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services, or (iv) make or change any material tax election, settle or compromise any material tax liability or file any amended tax return.

4.4           Indemnification.

(a)
Vital Solutions hereby agrees to indemnify AAMPRO and each of the officers, agents and directors of AAMPRO as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article II. The indemnification provided for in this paragraph shall not survive the Closing and consummation of the transactions contemplated hereby but shall survive the termination of this Agreement pursuant to Section 7.1(b) of this Agreement.

(b)
AAMPRO and its principal shareholder hereby agree to indemnify Vital Solutions and each of the officers, agents and directors of Vital Solutions as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III. The indemnification provided for in this paragraph shall not survive the Closing and consummation of the transactions contemplated hereby but shall survive the termination of this Agreement pursuant to Section 7.1(c) of this Agreement.

4.5           Preferred Stock Purchase Agreement.  AAMPRO has entered into Stock Purchase Agreements (the “Preferred Stock Purchase Agreement”) to acquire a number of shares of preferred stock (the “Preferred Stock”) of AAMPRO and two of AAMPRO’s subsidiaries: Trident Acquisitions, Inc. (“Trident”) and DECA Financial, Inc. (“DFI”) each convertible into 20,000,000 shares of the respective common stock of AAMPRO, Trident and DFI.  The Preferred Stock Purchase Agreement is contingent, in part, on the closing of the transactions contemplated by this Agreement.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF AAMPRO

The obligations of AAMPRO under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

5.1           Accuracy of Representations; Performance.  The representations and warranties made by Vital Solutions in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Vital Solutions shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Vital Solutions prior to or at the Closing. AAMPRO may request to be furnished with a certificate, signed by a duly authorized officer of Vital Solutions and dated the Closing Date, to the foregoing effect.

5.2           Officer’s Certificates.  AAMPRO shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Vital Solutions to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Vital Solutions threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Vital Solutions Schedules, by or against Vital Solutions which might result in any material adverse change in any of the assets, properties, business, or operations of Vital Solutions.

5.3           No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Vital Solutions, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations.

5.4           Other Items.

(a)	AAMPRO shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as AAMPRO may reasonably request.

(b)	Complete and satisfactory due diligence review of Vital Solutions by AAMPRO.

(c)	Approval of the Transaction by the Vital Solutions Board.

(d)	Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from Vital Solutions’s lenders, creditors, vendors and lessors.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF VITAL SOLUTIONS

The obligations of Vital Solutions under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

6.1           Accuracy of Representations; Performance.  The representations and warranties made by AAMPRO in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and AAMPRO shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by AAMPRO prior to or at the Closing.  Vital Solutions shall have been furnished with a certificate, signed by a duly authorized executive officer of AAMPRO and dated the Closing Date, to the foregoing effect.

6.2           Officer’s Certificate.  Vital Solutions shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of AAMPRO to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of AAMPRO threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

6.3           No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of AAMPRO nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of AAMPRO.

6.4           Good Standing.  Vital Solutions shall have received a certificate of good standing from the Secretary of State of the State of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that AAMPRO is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

6.5           Other Items.

(a)
Vital Solutions shall have received a stockholder list of AAMPRO containing the name, address, and number of shares held by each AAMPRO stockholder as of the date of Closing certified by an executive officer of AAMPRO as being true, complete, and accurate.

(b)	Vital Solutions shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Vital Solutions may reasonably request.

(c)	Complete and satisfactory due diligence review of AAMPRO by Vital Solutions.

(d)	Approval of the Transaction by the AAMPRO Board

(e)	There shall have been no material adverse changes in AAMPRO, financial or otherwise.

(f)
As of immediately prior to the Closing, AAMPRO shall have no assets, no liabilities, contingent or otherwise (other than certain liabilities which in no event shall exceed in the aggregate $5,000), and no net worth, as determined in accordance with generally accepted accounting principles.

(g)
Except as set forth herein and in the AAMPRO Schedules, there shall be no AAMPRO Common Stock Equivalents outstanding as of immediately prior to the Closing.  For purposes of the foregoing, “AAMPRO Common Stock Equivalents” shall mean any subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from AAMPRO, or obligating AAMPRO to issue, any shares of any class of the capital stock of AAMPRO or any securities convertible into or exchangeable for such shares.

(h)	The resignation of the officers and directors of AAMPRO effective upon the Closing, with such vacancies filled by the nominees of Vital Solutions.

(i)
Although AAMPRO shall be the surviving corporation in the Transaction from a corporate law perspective, the Transaction shall be accounted for as a “reverse acquisition” for accounting and financial statement purposes, wherein Vital Solutions shall be deemed the surviving entity for such purposes.

(j)	Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from AAMPRO’ lenders, creditors; vendors, and lessors.

6.6           SEC Reports.  AAMPRO shall have timely filed each and every report required to be filed with the SEC in accordance with the Securities Act, the Exchange Act and the rules promulgated thereafter.

6.7           Information Statement.  At least twenty-one (21) days prior to the Closing, AAMPRO shall have filed a Definitive Information Statement with the SEC reporting the Written Consent, the transactions contemplated herein and hereby and containing such information as requested to be filed therein.

ARTICLE VII
TERMINATION

7.1           Termination.

(a)
This Agreement may be terminated by either the Vital Solutions Board or the AAMPRO Board at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; (iii) there shall have been any change after the date of the latest balance sheets of Vital Solutions and AAMPRO, respectively, in the assets, properties, business, or financial condition of Vital Solutions and AAMPRO, which could have a materially adverse affect on the value of the business of Vital Solutions and AAMPRO respectively, except any changes disclosed in the Vital Solutions and AAMPRO Schedules, as the case may be, dated as of the date of execution of this Agreement. In the event of termination pursuant to this paragraph (a) of Section 7.1, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated; (iv) the Closing Date shall not have occurred by September 1, 2007; or (v) if AAMPRO shall not have provided responses satisfactory in Vital Solutions’s reasonable judgment to Vital Solutions’s request for due diligence materials.

(b)
This Agreement may be terminated at any time prior to the Closing by action of the AAMPRO Board if Vital Solutions shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Vital Solutions contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to Vital Solutions. If this Agreement is terminated pursuant to this paragraph (b) of Section 7.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that Vital Solutions shall bear its own costs as well as the costs incurred by AAMPRO in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities contemplated hereby for exemption from the registration requirements of state and federal securities laws.

(c)
This Agreement may be terminated at any time prior to the Closing by action of the Vital Solutions Board if AAMPRO shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of AAMPRO contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to AAMPRO.  If this Agreement is terminated pursuant to this paragraph (c) of Section 7.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that AAMPRO shall bear its own costs as well as the costs of Vital Solutions  incurred in connection with the negotiation, preparation, and execution of this Agreement.

ARTICLE VIII
MISCELLANEOUS

8.1           Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada.

8.2           Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

8.3           Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

8.4           Confidentiality. AAMPRO, on the one hand, and Vital Solutions and the Vital Solutions Holders, on the other hand, will keep confidential all information and materials regarding the other Party designated by such Party as confidential.  The provisions of this Section 8.4 shall not apply to any information which is or shall become part of the public domain through no fault of the Party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. AAMPRO and Vital Solutions agree that no public disclosure will be made by either Party of the existence of the Transaction or the letter of intent or any of its terms without first advising the other Party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule.

8.5           Expenses.  Except as otherwise set forth herein, each party shall bear its own costs and expenses associated with the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, all costs and expenses incurred by Vital Solutions and AAMPRO after the Closing shall be borne by the surviving entity.  After the Closing, the costs and expenses of the Vital Solutions Holders shall be borne by the Vital Solutions Holders.

8.6           Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

8.7           Third Party Beneficiaries.  This contract is solely between AAMPRO, Vital Solutions and the Vital Solutions Holders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

8.8           Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.9           Survival.  The representations and warranties of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

8.10          Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

8.11          Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

8.12          Mediation and Arbitration.   All controversies, claims, disputes and matters in question arising out of our relating to this Agreement or the breach thereof, shall be decided by mediation and/or arbitration in accordance with this Section 8.12.  The party who seeks resolution of a controversy, claim dispute or other matter in question shall notify the other party in writing of the existence and subject matter hereof, and shall designate in such notice the names of three prospective mediators, each of whom shall be registered with the New York, New York office of the American Arbitration Association.  The recipient party shall select from such list one individual to act as a mediator in the dispute set forth by the notifying party.  The parties agree to meet with the mediator in the City of New York within two weeks after the recipient party has received notice of the dispute and agree to utilize their best efforts and all expediency to resolve the matters in dispute.  The mediation shall not continue longer than two (2) hearing days without the written approval of both parties. Neither party shall be bound by any recommendation of the mediator; however, any agreement reached during mediation shall be final and conclusive.

 If the dispute is not resolved by such mediation, it shall be decided by mandatory arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, including the Optional Rules for Emergency Measures of Protection.  Either party may apply to the American Arbitration Association for a determination of the dispute set forth in the notification thereof by the originating party.  The parties agree that the arbitration shall take place in the City of New York, and shall be governed by the laws of the state of Delaware.  The award entered or decision made by the arbitrator(s) shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.  Expense of mediation and/or arbitration shall be shared equally by both parties.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

VITAL SOLUTIONS, LLC

By:
Name:
Title:

AAMPRO GROUP, INC.

By:
Name: John F. Vitale
Title: Chairman, Chief Financial Officer